UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive

Romeoville, Illinois 60446

October 18, 2019

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2019 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at our corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, on Tuesday, November 19, 2019 at 8:30 a.m., Central time. The formal notice of the Annual Meeting appears on the following page.

On or about October 18, 2019, we mailed our 2019 Proxy Statement and a proxy card.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet or, if you received a proxy card, sign and date the proxy card and promptly return it to us in the postage paid envelope provided. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to attend the November 19, 2019 meeting, and I urge you to vote over the Internet, via telephone or by mail as soon as possible.

Sincerely,

/s/ JESS JANKOWSKI
Jess Jankowski
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2019

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 8:30 a.m., Central time, on Tuesday, November 19, 2019, at the Company’s corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1)	To elect one Class I director to the Company’s Board of Directors;

(2)	Approval of the advisory vote on the compensation paid to our named executive officers;

(3)	Approval of the advisory vote on the frequency of advisory votes on the compensation paid to our named executive officers;

(4)	Adoption of the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 55 million shares;

(5)	Approval of the Company’s 2019 Equity Compensation Plan;

(6)	Adoption of the amendment to the Company’s certificate of incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company;

(7)	To ratify the appointment by the Company’s Audit and Finance Committee of RSM US LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2019; and

(8)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

 The Board of Directors has fixed the close of business on October 4, 2019 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ JESS JANKOWSKI
Jess Jankowski
Principal Financial Officer

Romeoville, Illinois

October 18, 2019

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE. INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED IN THE PROXY MATERIALS AND ON THE PROXY CARD, INCLUDING HOW TO VOTE BY TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET. IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, YOU MAY STILL VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE ENVELOPE PROVIDED.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6708

 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company,” “Nanophase,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m., Central time, Tuesday, November 19, 2019, at our corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about October 18, 2019.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on October 4, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, we had outstanding 38,100,792 shares of common stock, par value $0.01 per share (the “common stock”). Each outstanding share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

The Board of Directors authorized Jess A. Jankowski to serve as proxy holder in the name of, and on behalf of, the stockholders executing and returning proxies in connection with the Annual Meeting. Mr. Jankowski is an executive officer of the Company, Corporate Secretary of the Company, and is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Corporate Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Board Recommendations

The Board of Directors recommends that you vote your shares (1) “FOR” the election of the director nominee, (2) “FOR” the approval by our stockholders, in an advisory, non-binding vote, of the compensation of our named executive officers (the “say-on-pay proposal”), (3) “FOR” future advisory votes on the compensation of our named executive officers to be held every “THREE YEARS”, (4) “FOR” adoption of the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 55 million shares, (5) “FOR” the approval of the proposed 2019 Equity Compensation Plan, (6) “FOR” adoption of the amendment to the Company’s certificate of incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company, and (7) “FOR” the ratification of the appointment of RSM US LLP as the independent auditors of our financial statements for the year ending December 31, 2019.

Approval of Proposal 4, the adoption of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, is a condition to consummation of Proposal 5, the approval of the 2019 Equity Compensation Plan, and, accordingly, if Proposal 4 is not approved, we will be unable to effect Proposal 5.

Quorum and Required Vote

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, represented in person or by proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum.

Proposal 1. The vote of a plurality of the shares of common stock voted in person or by proxy is required to elect the nominee for Class I director. Stockholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Proposal 2. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to approve the say-on-pay proposal. Abstentions will be considered present and entitled to vote with respect to the say-on-pay proposal and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote on the say-on-pay proposal. As this is an advisory vote, the say-on-pay proposal will not be binding upon the Company or the Board or the Compensation Committee.

Proposal 3. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to approve the advisory, non-binding vote regarding the frequency with which the Company’s stockholder should vote on say-on-pay proposals (the “frequency of say-on-pay” vote). Abstentions will be considered present and entitled to vote with respect to the frequency of say-on-pay vote and will have the same effect as votes “against” (or to make no recommendation) regarding the frequency of say-on-pay vote. Broker non-votes will have no effect on the outcome of the frequency of say-on-pay vote. As this is an advisory vote, the frequency of say-on-pay vote will not be binding upon the Company or the Board or the Compensation Committee.

Proposal 4. The affirmative vote of a majority of the outstanding shares of common stock is required to adopt the amendment to our Certificate of Incorporation to increase the number of authorized shares from 42,000,000 to 55,000,000. As a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

Proposal 5. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to approve the 2019 Equity Compensation Plan. Abstentions will be considered present and entitled to vote with respect to approving the proposed amendments and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote to approve the proposed 2019 Equity Compensation Plan. Approval of Proposal 4, the adoption of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, is a condition to consummation of Proposal 5, the approval of the 2019 Equity Compensation Plan, and, accordingly, if Proposal 4 is not approved, we will be unable to effect Proposal 5.

Proposal 6.  The affirmative vote of at least eighty percent (80%) of the outstanding shares of common stock is required to adopt the amendment to our Certificate of Incorporation to allow a stockholder, or group of stockholders, holding more than 33% of outstanding shares, to call special meetings; as a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

Proposal 7. The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to ratify the appointment of RSM US LLP as the independent auditors of our financial statements for the year ending December 31, 2019. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of our independent auditors and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote to ratify the appointment of our independent auditors.

Annual Report to Stockholders

Our Annual Report, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

Householding

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we may deliver a single copy of the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings, and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards if they received a printed set of the proxy materials. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement or annual report, or if you are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive only one copy, stockholders may write or call us at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Vice President—Human Resources and Investor Relations, (630) 771-6708.

PROPOSAL 1
ELECTION OF DIRECTOR

Our Board of Directors currently consists of seven directors. Article VI of our Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes, each serving three-year terms. The three Class I directors whose terms expire at the Annual Meeting are James A. Henderson, James A. McClung, Ph.D., and R. Janet Whitmore. Directors Henderson and McClung have decided not to stand for re-election as directors.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has decided to reduce the size of the Board of Directors, effective as of the commencement of the 2019 Annual Meeting and as permitted by the by-laws of the Company and Article VI of the Company’s certificate of incorporation, from seven directors to five directors in connection with Messrs. Henderson’s and McClung’s decisions not to stand for re-election.

Article VI of the Company’s certificate of incorporation provides, in relevant part, as follows: “If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible.” In connection with the decrease in the number of directors and effective as of the commencement of the 2019 Annual Meeting, therefore, the Board of Directors has determined to reclassify Director Jess A. Jankowski (who is also our President and Chief Executive Officer) from a Class II Director to a Class III Director. From and after the commencement of the 2019 Annual Meeting, the Company’s Board of Directors will consist of one Class I director who will be elected at the 2019 Annual Meeting and whose term as a director will expire at our 2022 Annual Meeting of Stockholders, two Class II directors whose term as director will expire at our 2020 Annual Meeting of Stockholders, and two Class III directors whose term will expire at our 2021 Annual Meeting of Stockholders.

 At the 2019 Annual Meeting, one Class I director will be elected for a term of three years expiring at our 2022 Annual Meeting of Stockholders. We prepared the following director summary using information furnished to us by the director nominee. The nominee is presently serving as a director of the Company. See “Nominee” below.

If at the time of the Annual Meeting the nominee should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominee will be unable or decline to serve as a director if elected.

The four directors whose terms of office do not expire in 2019 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below. There is no family relationship between any director or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED BELOW.

Nominee

The name of the nominee for the office of director, together with certain information concerning such nominee, is set forth below:

Name	Age	Position with Company	Served as Director Since
R. Janet Whitmore	65	Director	2003

Ms. Whitmore joined the Board in November 2003. She is a former director of Silverleaf Resorts, Inc., where she served as Chairman of the Compensation Committee and as a member of the Audit Committee. She is also a former director of Epoch Biosciences, a supplier of proprietary products used to accelerate genomic analysis. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University. We believe that Ms. Whitmore’s combination of global financial, engineering, and management expertise makes her a valuable member of our Board of Directors.

Other Directors

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified. We prepared the following director summaries using information furnished to us by the directors.

Name	Age	Position with the Company	Served as Director Since	Term Expires	Class
Richard W. Siegel, Ph.D.	82	Director	1989	2020	II
W. Ed Tyler	66	Director	2011	2020	II
George A. Vincent, III	75	Director	2007	2021	III
Jess A. Jankowski	54	President, Chief Executive Officer and Director	2009	2021	III*

* As described above in this proxy statement and pursuant to Article VI of the Company’s certificate of incorporation, Mr. Jankowki is being reclassified as a Class III director effective upon the commencement of the 2019 Annual Meeting.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanomaterials. Dr. Siegel is an internationally recognized scientist in the field of nanomaterials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. Dr. Siegel was the founding Director of both the Rensselaer Nanotechnology Center (2001-2015) and the U.S. National Science Foundation funded Nanoscale Science and Engineering Center for Directed Assembly of Nanostructures (2001-2013). During the period from 1995 until 1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. During the period from 2003 until 2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He served on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology during 2003-2009. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign. We believe that Dr. Siegel’s value to our Board of Directors, as co-founder of the Company and inventor of our initial base technology, is self-explanatory.

Mr. Tyler joined Nanophase as a director in January 2011. Mr. Tyler is Chairman of the Board of First Industrial Realty Trust, where he has served as a director since 2000. He has also served in recent leadership positions at Ideapoint Ventures, an early stage venture fund that focuses on nanotechnologies, and Industrial Nanotech, Inc., an entity which develops and sells nanomaterial solutions. Previously, Mr. Tyler served as President and CEO of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions. Mr. Tyler also worked for 24 years with R. R. Donnelley & Sons Company in Chicago, beginning his career as an electronics engineer and ultimately serving as Executive Vice President, Sector President, and Chief Technology Officer. He also was responsible for 77 Capital, an early stage venture capital subsidiary of Donnelley, where he was directly responsible for investment decisions and worked closely with the portfolio companies while participating on many of their boards. Mr. Tyler is a former Chairman of the American Red Cross (Mid-America Chapter) and Campaign Chairman of the United Way of Lake County, and serves as a director for several small, private companies. He is a member of the Board of Directors of Lake Forest Graduate School of Management, where he is also an adjunct faculty member. We believe that Mr. Tyler’s extensive and diverse background in corporate leadership in technology-based companies, operations experience, and business acumen makes him a valuable member of our Board of Directors.

Mr. Vincent has served as a director of the Company since November 2007. He is the retired Chairman and President of The HallStar Company, where he served as CEO for twenty years. HallStar is a chemical manufacturer and innovator specializing in material science, marketing its products worldwide, primarily into the polymer and personal care industries. Prior to HallStar, Mr. Vincent held positions in purchasing, sales, commercial development and strategic planning with FMC Corporation (chemicals) and General Electric Company (chemicals and plastics). Mr. Vincent has served as Chairman of the Illinois Manufacturers’ Association (IMA) and the Chemical Industry Council of Illinois (CICI), as well as Director of the American Chemistry Council (ACC). Mr. Vincent serves on the boards of several closely-held companies in the chemicals and materials industry sector. Mr. Vincent holds a Bachelor of Arts degree in Chemistry from Dartmouth College and an M.B.A. degree from Harvard Business School. We believe that Mr. Vincent’s extensive experience in the chemicals industry and management leadership makes him a valuable member of our Board of Directors.

Mr. Jankowski joined the Board in February 2009. He has served as the Company’s President and Chief Executive Officer since that time. Mr. Jankowski also served as the Company’s principal financial officer and principal accounting officer from November 2017 until March 2018. After joining the Company in 1995, Mr. Jankowski held offices including Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Controller. From 1990-1995 he served as Controller for two building and public works contractors in the Chicago area, during which time he had significant business development responsibilities. From 1986 to 1990, he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. Mr. Jankowski holds a B.S. from Northern Illinois University and an M.B.A. from Loyola University. He served on the TechAmerica Midwest Board from 2008 to 2012 and was a past member of the TechAmerica Midwest CFO Committee. He was appointed to the Advisory Board of the Nanobusiness Commercialization Association in 2009. Mr. Jankowski was also appointed to the Romeoville Economic Development Commission and served from 2004 to 2010. He has also served on the advisory board of NITECH (Formerly WESTEC), an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies from 2003 to 2008. Mr. Jankowski was appointed to the board of directors of the Northern Illinois Technology Foundation, an economic development and technology transfer entity that is part of Northern Illinois University from 2009 to 2018. We believe that Mr. Jankowski’s long-term and intimate experience with the Company’s operations, along with his financial and management expertise, makes him a valuable member of our Board of Directors.

Director Compensation

Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase shares of common stock at the closing price as of the date of issuance. This initial option grant to an Outside Director typically vests over three years, but may accelerate upon termination from the Board of Directors.

In 2018, we paid quarterly compensation to the Chairman of the Board of Directors, for an annual total of $22,000. We paid quarterly compensation to the Chairman of the Audit and Finance Committee and to the Chairman of the Compensation Committee totaling $18,000 to each. Each of our other Outside Directors was paid quarterly compensation for an annual total of $16,000 per Outside Director for services performed in their capacity as a director.

During the second quarter of 2018, we granted our Outside Directors stock options totaling 69,000 shares under the 2010 Equity Compensation Plan, as amended (the “2010 Equity Plan”), as follows: the Chairman of the Board of Directors received stock options to purchase 15,000 shares of our common stock, the Chairman of the Audit and Finance Committee and the Chairman of the Compensation Committee each received stock options to purchase 12,000 shares of our common stock and each of our other Outside Directors received stock options to purchase 10,000 shares of our common stock. Our Outside Directors had the following shares of our common stock underlying stock options (both vested and unvested) outstanding as of December 31, 2018: Mr. Henderson: 80,150 shares; Mr. McClung: 108,270 shares; Mr. Vincent: 96,850 shares; Ms. Whitmore: 91,100 shares; Dr. Siegel: 91,100 shares; and Mr. Tyler: 88,520 shares.

In 2005, we adopted, and our stockholders approved, the 2005 Non-Employee Director Restricted Stock Plan (the “Director Restricted Stock Plan”) which reserved 150,000 shares of our common stock to be issued to Outside Directors in the form of restricted shares. In 2005, no awards were made under the Director Restricted Stock Plan. In 2005, we also adopted the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) which permits an Outside Director to defer the receipt of director fees until separation from service or such time as the Company undergoes a change in control. We amended the Director Restricted Stock Plan in 2005 to permit an Outside Director to defer receipt of restricted stock granted under it. The deferred restricted shares are accounted for under the Director Deferred Compensation Plan and issued upon separation from service or the Company’s change in control. Under the Director Deferred Compensation Plan, the deferred fees that would have been paid in cash are deemed invested in 5-year U.S. Treasury Bonds during the deferral period. The accumulated hypothetical earnings are paid following the Outside Director’s separation from service or the Company’s change in control. The deferred fees that would have been paid as restricted shares are deemed invested in our common stock during the deferral period. The Director Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement. In 2009, all Outside Directors elected to defer receipts of all of the restricted shares they became entitled to under the Director Restricted Stock Plan, which was consolidated into the 2010 Equity Plan.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

2018 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
James A. Henderson	$22,000	$9,946	$31,946
James A. McClung	$18,000	$7,957	$25,957
W. Ed Tyler	$18,000	$7,957	$25,957
R. Janet Whitmore	$16,000	$6,631	$22,631
George A. Vincent, III	$16,000	$6,631	$22,631
Dr. Richard Siegel	$16,000	$6,631	$22,631

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted in fiscal 2018 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 10 of the notes to our financial statements contained in Part II, Item 8 of our Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.

Director Independence

The Board of Directors has determined that the following directors are “independent” as that term is defined in the rules and regulations of the SEC and Nasdaq: Mr. McClung, Mr. Henderson, Dr. Siegel, Mr. Tyler and Mr. Vincent. Although the Company is no longer listed on Nasdaq, the Board of Directors has historically used the Nasdaq listing standards in making its independence determination.

Meetings of the Board and Committees -- During the year ended December 31, 2018, the Board of Directors held five meetings, all of which were attended by each director. No director missed more than one committee meeting (for committees on which they served) during 2018.

Committees of the Board of Directors -- The Board of Directors has established an Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each operates in accordance with its charter (available on our website www.nanophase.com under the “Investor Relations” section). The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Vincent and Dr. Siegel. The members of the Compensation Committee are Mr. Tyler (Chairman), Mr. Henderson, and Mr. Vincent. The members of the Nominating and Corporate Governance Committee are Mr. Henderson (Chairman), Mr. McClung, Dr. Siegel, Mr. Vincent, Mr. Tyler and Ms. Whitmore.

The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, reviewing and approving all related party transactions, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held four meetings during 2018. The Board of Directors has determined that Mr. Vincent and Mr. McClung are the “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in applicable SEC and Nasdaq rules.

The Compensation Committee generally has responsibility for establishing executive officer and key employee compensation, reviewing, and establishing the Company’s executive compensation, evaluating our Outside Director compensation, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the 2010 Equity Compensation Plan, as amended (the “2010 Equity Plan”), determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2010 Equity Plan and reporting to the Board of Directors regarding the foregoing. Regarding most compensation matters, including executive compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently utilize external consultants in executive or director compensation matters. The Compensation Committee held five meetings during 2018. Each member of the Compensation Committee is independent, as defined in applicable SEC and Nasdaq rules, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code.

The Nominating and Corporate Governance Committee generally has responsibility for evaluating and nominating candidates to serve on the Board of Directors, and for establishing and reviewing our Corporate Governance Principles. Except for Ms. Whitmore, the other members, and a majority, of the Nominating and Corporate Governance Committee are independent, as defined in applicable SEC and Nasdaq rules. Because the Company would qualify as a ‘controlled company’ under the Nasdaq rules as a result of Bradford T. Whitmore’s ownership of shares of the Company, the Company would be exempt from the requirement under the Nasdaq rules that the Nominating and Corporate Governance Committee be composed only of independent directors. The Nominating and Corporate Governance Committee held one meeting during 2018.

Communications with the Board of Directors

Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of our securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate for the Company to engage in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our Annual Meeting of Stockholders. When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, we will arrange for the director to participate by other means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended our 2018 Annual Meeting of Stockholders in person.

Board’s Philosophy in Risk Oversight, Roles and Diversity

The Board of Directors considers its role in risk oversight to focus primarily on evaluating risk at the entity and strategic levels, with management primarily responsible for managing day-to-day risk factors and presenting summary materials for those positions to the Board of Directors. Consistent with this philosophy, the Board of Directors has no formal policy as to whether the roles of Chief Executive Officer (“CEO”) and Chairman should be segregated or combined. The Board of Directors considers the circumstances of the Company and makes a determination as to the appropriate leadership structure for the Company at that time. As of the date of this proxy statement, the positions of CEO and Chairman are held by two individuals – Mr. Henderson serves as Chairman and Mr. Jankowski serves as CEO. Under our Corporate Governance Principles, in the event that the Chairman of the Board is not an Outside Director, the Board will elect a lead independent director, who will have the responsibility to schedule and prepare agendas for meetings of the Outside Directors, communicate with the CEO, disseminate information to the rest of the Board and raise issues with management on behalf of the Outside Directors when appropriate. The Board evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.

The Board of Directors does not have a stated policy regarding diversity, although pursuant to our Corporate Governance Principles, diversity is one factor that the Nominating and Corporate Governance Committee considers when recommending directors for stockholder approval. The Board seeks experienced individuals for service who bring extensive experience in leadership, operations, finance, and engineering, particularly in areas directly applicable to the Company or its intended future endeavors.

EXECUTIVE OFFICERS

Set forth below is certain information regarding the executive officers of the Company as of the date of this proxy statement who are not identified as directors in “Proposal I Election of Director—Other Directors” above. We prepared the following executive officer summaries using information furnished to us by the executive officers.

Name	Age	Position

Kevin Cureton	58	Chief Commercial Officer
Nancy Baldwin	68	Vice President - Human Resources and Investor Relations

Mr. Cureton joined the Company in November 2012 as Vice President of Sales, Marketing and Business Development. Effective January 1, 2018, Mr. Cureton was named Chief Commercial Officer. His chemical industry experience has spanned more than twenty years with companies including twelve years at AMCOL, where one of his roles was Managing Director of its nanomaterial-based Health & Beauty Solutions division. Prior to that, he made significant contributions at Air Products, Borden, and other entities. He holds an undergraduate degree in chemical engineering from Carnegie Mellon University and an M.B.A. from the University of Chicago.

Ms. Baldwin has served as the Director of Human Resources and Information Technology since joining the Company in 2000. In September of 2008, she was appointed as the Company’s Vice President of Human Resources and Investor Relations. Prior to joining Nanophase, she served as Vice President of iLink Global, and Chief Human Resources Officer at the Marketing Store, a global supplier to McDonald’s Corporation. Previous experience includes 14 years at Arthur Andersen, LLP & Andersen Consulting, LLP in various positions. Ms. Baldwin has a B.S. in Education from Western Illinois University and post-graduate studies at Northern Illinois University. In 2010, Ms. Baldwin was appointed to the Romeoville Economic Development Commission. She has been an active member of the Will County Three Rivers Manufacturing Human Resources Association and is currently serving out her term as Chair.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during 2018 all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with by such persons, with the exception of a catch-up filing for Mr. Vincent to reflect the open market purchase of 20,618 shares that occurred during an open trading window in a prior year.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation for each of our named executive officers in U.S. dollars for the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jess Jankowski	2018	$319,250	$—	$59,677	$—	$22,697	$401,624
Chief Executive Officer	2017	$317,471	$—	$44,242	$—	$21,613	$383,326
Kevin Cureton	2018	$216,346	$—	$53,046	$—	$17,221	$286,613
Chief Commercial Officer	2017	$201,346	$—	$27,310	$—	$16,574	$245,230
Nancy Baldwin	2018	$141,800	$—	$26,523	$—	$2,490	$170,813
Vice President Human Resources and Investor Relations	2017	$157,342	$—	$19,663	$—	$9,221	$186,227
Jaime Escobar Former	2018	$115,385	$—	$12,789	$—	$5,508	$133,682
Chief Financial Officer (5)	2017	$—	$—	$—	$—	$—	$—

(1)	Any amounts earned during 2018 and 2017 would have been paid in early 2019 and 2018, respectively. Bonus compensation is driven by Company performance against its goals as ultimately determined by the Compensation Committee of the Board of Directors. A set of Company-level objectives is created at the beginning of the year, focusing on total revenue, revenue growth, particular sources of revenue growth, business development achievements, cash flows and related targets, as well as a small discretionary component designed to capture items not specifically listed. Each measure has varying levels of achievement, which is reflected in the aggregate bonus measurement. The resulting bonus calculation is then applied to each individual’s bonus potential as a percentage of salary. Although total revenue growth was approximately 13% and 16% during 2018 and 2017, respectively, performance targets were not met and thus no bonus was awarded to any of the named executive officers for 2018 or 2017.
(2)	The amounts in this column represent the aggregate grant date fair value of awards granted in 2018 and 2017 in accordance with FASB ASC Topic 718. See Note 10 of the notes to our financial statements contained elsewhere in this Form 10-K for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.
(3)	None.
(4)	The amounts in this column represent 401(k) match (total for executive officers of $5,109 during 2018 and $6,094 during 2017), health and life insurance. Health insurance benefits are the same for all employees. Life insurance is provided in the amount of one time the annual base salary with a maximum of $150,000.
(5)	Mr. Escobar joined the Company as its Chief Financial Officer effective March 26, 2018, and left the Company effective April 13, 2019

Employment Agreements

Effective as of August 12, 2009, we entered into an employment agreement with Jess Jankowski in connection with his services as President and Chief Executive Officer. No term has been assigned to Mr. Jankowski’s employment agreement.

Pursuant to the terms of his employment agreement, Mr. Jankowski will receive an annual base salary of not less than $275,000. In addition, Mr. Jankowski will be eligible for discretionary bonuses for services to be performed as an executive officer of the Company based on performance and achieving milestones approved by our Board.

Mr. Jankowski will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the 2010 Equity Plan. Mr. Jankowski will also be entitled to the employee benefits made available by us generally to all of our other executive officers, subject to the terms and conditions of our employee benefit plan in effect from time to time.

In the event Mr. Jankowski’s employment is terminated other than for “cause” (as such term is defined in the employment agreement), Mr. Jankowski will receive a sum equal to Mr. Jankowski’s base salary in effect at the time of termination for 52 full weeks after the effective date of termination, payable in proportionate amounts on our regular pay cycle for professional employees, provided that Mr. Jankowski signs, without subsequent revocation, a separation agreement and release in a form acceptable to us. In addition, all stock options granted to Mr. Jankowski prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Plan. If he is terminated for cause, or if he resigns as an employee of the Company, Mr. Jankowski will not be entitled to any severance or other benefits accruing after the term of the employment agreement and such rights will be forfeited immediately upon the end of such term.

If, within two years after the occurrence of a change in control, as defined in his employment agreement, Mr. Jankowski’s employment is terminated other than for cause, his responsibilities or annual compensation are materially reduced without his prior consent, or we cease to be publicly held (each, a “Trigger”), then, subject to Mr. Jankowski signing, without subsequently revoking, a separation agreement and release in a form acceptable to us, Mr. Jankowski will receive a sum equal to his base salary for 104 full weeks after the date the Trigger occurs. In addition, all stock options granted to Mr. Jankowski prior to the Trigger will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Plan.

Effective as of November 28, 2012, we entered into an employment agreement with Mr. Kevin Cureton providing for an annual base salary of not less than $190,000. No term has been assigned to Mr. Cureton’s employment agreement. If Mr. Cureton is terminated other than for “cause” (as such term is defined in Mr. Cureton’s employment agreement), Mr. Cureton will receive severance benefits in an amount equal to Mr. Cureton’s base salary for 26 weeks. In addition, all stock options granted to Mr. Cureton prior to termination will become fully vested and exercisable in connection with the applicable option grant agreement and the 2010 Equity Plan. A signing bonus of $25,000 was paid upon Mr. Cureton’s acceptance of employment.

Effective as of September 25, 2008, we entered into an employment agreement with Ms. Nancy Baldwin providing for an annual full-time base salary of not less than $150,000. No term has been assigned to Ms. Baldwin’s employment agreement. If Ms. Baldwin is terminated other than for “cause” (as such term is defined in Ms. Baldwin’s employment agreement), Ms. Baldwin will receive severance benefits in an amount equal to Ms. Baldwin’s full-time base salary for 26 weeks. In addition, all stock options granted to Ms. Baldwin prior to termination will become fully vested and exercisable in connection with the applicable option grant agreement and the 2010 Equity Plan.

Effective as of March 26, 2018, we entered into an employment agreement with Mr. Jaime Escobar providing for an annual base salary of not less than $150,000. We also granted to Mr. Escobar options to purchase up to 36,000 shares of common stock at an exercise price of $0.44 per share with options for one-third of such shares becoming exercisable on each of the first three anniversaries of the date of grant. No term was assigned to Mr. Escobar’s employment agreement. If Mr. Escobar would have been terminated other than for “cause” (as such term is defined in Mr. Escobar’s employment agreement), Mr. Escobar’s agreement stipulates severance benefits in an amount equal to Mr. Escobar’s base salary for 26 weeks if termination happens on or before September 30, 2020 or 13 weeks if termination happens after September 30, 2020. In addition, all stock options granted to Mr. Escobar prior to termination would become fully vested and exercisable in connection with the applicable option grant agreement and the 2010 Equity Plan. Mr. Escobar resigned from his position as Chief Financial Officer effective April 13, 2019. The Board of Directors elected to grant Mr. Escobar the severance benefits and accelerated options vesting under the terms of his employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jess Jankowski
	30,000	-0-		$1.020	05/04/19
	27,000	-0-		$1.700	05/03/20
	85,000	-0-		$1.260	05/02/21
	98,000	-0-		$0.300	08/07/22
	90,000	-0-		$0.415	02/14/23
	90,000	-0-		$0.520	02/13/24
	81,000	-0-		$0.440	02/18/25
	46,000	23,000	(1)	$0.420	02/23/26
	27,000	54,000	(2)	$0.680	02/21/27
	-0-	90,000	(3)	$0.820	05/23/28	—	—
Kevin Cureton
	52,000	-0-		$0.300	11/28/22
	48,000	-0-		$0.415	02/14/23
	75,000	-0-		$0.520	02/13/24
	50,000	-0-		$0.440	02/18/25
	29,000	14,500	(1)	$0.420	02/23/26
	16,664	33,336	(2)	$0.680	02/21/27
	-0-	80,000	(3)	$0.820	05/23/28	—	—
Nancy Baldwin
	30,000	-0-		$1.020	05/04/19
	27,000	-0-		$1.700	05/03/20
	31,000	-0-		$1.260	05/02/21
	41,000	-0-		$0.300	08/07/22
	39,000	-0-		$0.415	02/14/23
	40,000	-0-		$0.520	02/13/24
	36,000	-0-		$0.440	02/18/25
	21,000	10,500	(1)	$0.420	02/23/26
	12,000	24,000	(2)	$0.680	02/21/27
	-0-	40,000	(3)	$0.820	05/23/28
Jaime Escobar
	-0-	36,000	(4)	$0.44	03/26/28

(1)	The grants expiring February 23, 2026 vest in three equal installments on February 23, 2017, 2018 and 2019.
(2)	The grants expiring February 21, 2027 vest in three equal installments on February 21, 2018, 2019 and 2020.
(3)	The grants expiring May 23, 2028 vest in three equal installments on May 23, 2019, 2020 and 2021.
(4)	The grants expiring March 26, 2028 were vested completely at the time of Mr. Escobar’s resignation.

Potential Payment upon Termination or Change in Control

Severance Benefits. Please see discussion of severance benefits under “Employment Agreements” above.

Change in Control. Upon a change in control, the 2010 Equity Plan provides that: (1) vesting under all outstanding stock options will automatically accelerate and each option will become fully exercisable; (2) the restrictions and conditions on all outstanding restricted shares shall immediately lapse; and (3) the holders of performance shares will receive a payment in settlement of the performance shares, in an amount determined by the Compensation Committee, based on the target payment for the performance period and the portion of the performance period that precedes the change in control. If the Company is not the surviving entity, the successor is required to assume all unexercised options.

Payments. The following table quantifies the estimated payments that would be made in each covered circumstance to the following named executive officers:

Name	Termination By Company Without Cause (1)	Change In Control (2)	Involuntary Termination In Connection With or Following a Change In Control (3)
Jess Jankowski	$329,022	$9,772	$648,272
Kevin Cureton	$118,625	$6,125	$118,625
Nancy Baldwin	$74,828	$4,428	$74,828
Jaime Escobar	$85,440	$10,440	$85,440

(1)	This amount represents the severance benefits that would be received under the executive officer’s employment agreement as described had the executive officer been terminated by the Company without cause on December 31, 2018, including the value of any stock options that would have accelerated in connection with such termination. For this purpose, the closing price of our common stock as of December 31, 2018, the last business day of 2018, was used. The amount represents the difference between the exercise price of any unvested options and $0.73.

(2)	This amount represents an estimate of the value that would have been received under the 2010 Equity Plan had a change in control occurred as of December 31, 2018 and the executive officers benefited from an acceleration of vesting in the 2010 Equity Plan awards, as described above. For this purpose, the closing price of our common stock as of December 31, 2018, the last business day of 2018, was used. The amount represents the difference between the exercise price of any unvested options and $0.73.

(3)	This amount represents an estimate of the payments and value (including acceleration of vesting of equity-based awards) that would have been received by the executive officers had the executive officers been terminated by the Company without cause on December 31, 2018 in connection with a change in control on this date. For this purpose, the closing price of our common stock as of December 31, 2018, the last business day of 2018, was used. The amount represents the difference between the exercise price of any unvested options and $0.73.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 4, 2019 certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our current executive officers and directors as a group. There were 38,100,792 shares of common stock outstanding as of October 4, 2019.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Bradford T. Whitmore	20,182,599	(2)	53.0%
Spurgeon Corporation	3,034,710	(3)	8.0%
Grace Brothers, Ltd.	2,433,300	(4)	6.4%
John H. Conley, Jr.	2,340,000	(5)	6.1%
James A. Henderson	547,265	(6)	1.4%
Richard W. Siegel, Ph.D.	470,937	(7)	1.2%
James A. McClung	143,923	(8)	*
W. Ed Tyler	76,520	(9)	*
R. Janet Whitmore	1,620,578	(10)	4.2%
George A. Vincent, III	107,467	(11)	*
Jess A. Jankowski	684,000	(12)	1.8%
Kevin Cureton	328,499	(13)	*
Nancy Baldwin	283,820	(14)	*
All current executive officers and directors as a group (9 persons)	4,263,009	(15)	10.7%

Unless otherwise indicated below, the person’s address is the same as the address for the Company.

*Denotes beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 2,433,300 shares of common stock held by Grace Brothers, Ltd., 601,410 shares of common stock held by Grace Investments, Ltd. and 17,096,435 shares held by Bradford T. Whitmore, as well as 51,454 shares held by his daughter. Mr. Whitmore is a general partner of both Grace entities. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on a Form 13-D/A filed on May 15, 2019 with the SEC. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.

(3)	Includes 2,433,300 shares of common stock held by Grace Brothers, Ltd. and 601,410 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This information is based on information reported on the Form 13-D/A referenced above. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.

(4)	This information is based on information reported on the Form 13-D/A referenced above. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.

(5)	This information is based on information reported on Schedule 13G/A filed with the SEC on December 29, 2017. The address of the stockholder is 8 Rene Carr Street, Elkton, Maryland 21921.

(6)	Includes Mr. Henderson’s 65,150 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(7)	Includes Dr. Siegel’s 81,099 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(8)	Includes Mr. McClung’s 96,270 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019, as well as 30,071 shares held by his spouse.

(9)	Includes Mr. Tyler’s 76,520 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(10)	Includes Ms. Whitmore’s 81,099 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019, as well as 238,493 shares held by her children.

(11)	Includes Mr. Vincent’s 86,849 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(12)	Includes Mr. Jankowski’s 624,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019, as well as 1,000 shares held by his spouse.

(13)	Includes Mr. Cureton’s 328,499 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(14)	Includes Ms. Baldwin’s 282,833 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

(15)	Includes all current executive officers and directors as a group’s 1,722,319 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of October 4, 2019.

Securities Authorized for Issuance under Equity Compensation Plan

The following table gives information about our common stock that may be issued upon the exercise of options and rights under our 2010 Equity Plan on December 31, 2018. The 2010 Equity Plan replaced the 2004 Equity Compensation Plan, the 2005 Non-Employee Director Restricted Stock Plan, and the Amended and Restated 2006 Stock Appreciation Rights Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted - average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans Approved by Shareholders	3,415,000	$0.67	664,000
Plans Not Approved by Shareholders	None	$—	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our Audit and Finance Committee’s charter, the Audit and Finance Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder, or any of their immediate family members, has a direct or indirect material interest. The Audit and Finance Committee may not approve a related person transaction unless it is in, or not inconsistent with, our best interests and, where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

We did not engage in any transactions in which a related person had or will have a direct or indirect material interest during 2019 or 2018, except for the 11/16/2018 term loan and revolving debt facility for $0.5 million, and a of up to $2.0 million, respectively, with Beachcorp, LLC, which is managed by our largest stockholder, Bradford T. Whitmore, and the sale on May 13, 2019 of 4.1 million shares of our common stock to Bradford T. Whitmore, at a price of $0.40 per share, for gross proceeds of $1.7 million. Each of these transactions were each reviewed and approved in advance by our Audit and Finance Committee pursuant to the parameters described above. No related person transactions are currently contemplated.

PROPOSAL 2

APPROVAL OF AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION

PAID TO OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enables our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement (our “named executive officers”), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote. Approximately 88% of the votes cast on our 2016 say-on-pay proposal were voted in favor of the proposal. In accordance with the Board of Director’s action after the advisory vote conducted at our 2013 Annual Meeting of Stockholders on the frequency of say-on-pay votes, we have been conducting say-on-pay votes every three years since 2013.

Our compensation philosophy seeks to closely align the interests of our named executive officers with the interests of our stockholders. We compensate our named executive officers in accordance with employment agreements and strategies that are designed to motivate our named executive officers to achieve both annual and long-term financial and strategic objectives. The following is a summary of how we determine the compensation of our named executive officers:

●        Base salary. Base salary reflects the market for executive talent in our industry, along with each named executive officer’s experience and particular expertise, both in the industry and with the Company.

●        Annual salary adjustment. Each year the Compensation Committee evaluates whether the named executive officer’s salary is keeping pace with inflation and market conditions and adequately reflecting the named executive officer’s overall contributions to the Company. During 2018, as a result of this review, the Compensation Committee authorized no increases in base salaries to the named executive officers.

●        Annual bonus. Each year the Compensation Committee evaluates the named executive officer’s contributions to our annual operating results and achievement of our annual objectives to determine whether such named executive officer should be awarded a cash bonus. Typically, minimum achievement levels for revenue, cash flow, and particular business development activities are set by the Compensation Committee at the beginning of a year and must be met for any bonus to be earned, with higher levels of performance often yielding increased payouts on a sliding scale with a defined maximum. A small percentage of the potential bonus (typically 20% or less) is at the discretion of the Compensation Committee based on factors beyond those achievement levels targeted for the year.

●        Stock-based incentives. Each year the Compensation Committee evaluates the non-cash portion of a named executive officer’s compensation, which typically consists of grants of stock options. The stock-based compensation can vest over longer or shorter terms under our 2010 Equity Compensation Plan, but usually vest on an annual basis over three years. Providing a significant portion of the named executive officer’s total compensation in the form of stock or stock options is intended to align the named executive officer’s interests with our long-term stock value. Our stock-based awards are simple and straightforward, as only stock options are typically awarded, and the value of the stock option awards are linked to our share price appreciation.

We encourage our stockholders to read the “Executive Compensation” section above in this Proxy Statement, including the compensation tables and narrative discussion, for more information on the compensation paid to our named executive officers, including a more detailed discussion of our 2018 annual bonus and equity compensation.

None of the compensation described above, other than base salary, is automatic or perfunctory. The Compensation Committee and our Board believe that our named executive officer compensation for the fiscal year ended December 31, 2018 aligned with our philosophy and corporate performance, was effective in retaining and motivating our named executive officers to work toward our annual and long-term goals, and was well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our named executive officers by voting FOR the following advisory, non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

Because your vote is advisory, the result will not be binding on the Company or our Board or Compensation Committee. Nonetheless, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 3

APPROVAL OF AN ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Act also enable our stockholders, not less frequently than once every six years, to indicate in a separate stockholder advisory vote their preference as to whether future stockholder advisory say-on-pay votes on executive compensation should occur every one, two or three years. Approximately 73% of the votes cast on our 2013 proposal regarding frequency of say-on-pay proposal were voted in favor of the triennial approach, and our Board of Directors subsequently determined to conduct say-on-pay votes every three years consistent with such advisory vote.

After careful consideration, the Board of Directors recommends that future stockholder advisory say-on-pay votes on executive compensation be conducted every three years. A vote every three years provides stockholders and advisory firms the opportunity to evaluate our compensation program on a more thorough, longer-term basis than an annual or bi-annual vote.

The Board of Directors believes that a triennial vote is appropriate for the following reasons:

●	A triennial approach provides regular input by stockholders, while allowing stockholders to better judge our compensation programs in relation to our long-term performance and avoiding over-emphasis on short-term variations in compensation and business results. This benefits our institutional and other stockholders, who have historically held on to our stock over the long-term.

●	A triennial vote will provide our Compensation Committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on the compensation paid to our named executive officers, discuss the implications of the vote with our stockholders and develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

●	A triennial vote will also allow for these changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

●	The composition and level of compensation paid to executives in the market evolves over multiple years. A triennial approach will allow us to review evolving practices in the market to ensure our compensation programs reflect best practices.

●	A triennial vote is also sensitive to stockholders who have interests in many companies and may not be able to devote sufficient time to an annual or bi-annual review of pay practices for all of their holdings.

Although the Board of Directors recommends that future say-on-pay votes be held every three years, stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders will have the opportunity to choose from four options: holding the vote every; one, two, or three years, or abstaining.

Although this advisory vote on the frequency of future say-on-pay votes is not binding on our Board of Directors, we expect that the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes. However, the Board may decide that it is in the best interests of our stockholders and the Company to hold future say-on-pay votes more or less frequently than the option preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO CONDUCT FUTURE SAY-ON-PAY VOTES “EVERY THREE” YEARS

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and recommends that the stockholders adopt an amendment to the Company’s Certificate of Incorporation to increase the total authorized shares of common stock of the Company from 42,000,000 to 55,000,000. The Company is currently authorized to issue 24,088 shares of preferred stock and the proposed amendment will not affect this authorization. The form of the proposed amendment is included as Exhibit A of this Proxy Statement.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Purpose of the Proposed Amendment — Presently, except as described in Proposal 5 related to the 2019 Equity Compensation Plan, the Board of Directors has no immediate or specific plans to issue the additional shares of common stock. But the Board believes it is in the best interest of the Company to have additional authorized shares available to provide the Company with flexibility in responding to potential business opportunities in the future. The additional shares may be used for various purposes at the direction of the Board of Directors, when such issuance is deemed to be in the best interests of the Company. These purposes may include: establishing strategic relationships with other companies, expanding business or product lines through the acquisition of other businesses or products, financing the Company’s product development and research and development activities and other working capital requirements, and other corporate purposes.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not directly affect the rights of the holders of currently outstanding common stock, but effects incidental to the increase are possible. The issuance may decrease the proportionate holdings of existing stockholders and could have the effect of diluting voting power per share.

Required Vote — To be approved, Proposal 4 must receive “For” votes from a majority of the shares outstanding on the record date. As a result, abstentions and broker non-votes will have the same effect as a vote “Against” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 55 MILLION SHARES.

PROPOSAL 5

ADOPTION OF THE 2019 EQUITY COMPENSATION PLAN

The Board of Directors has approved and recommends that the stockholders approve the Company’s 2019 Equity Compensation Plan (the “Plan” or the “2019 Plan”), which is designed to replace the existing 2010 Equity Compensation Plan (the “2010 Plan). If the 2019 Plan is approved by the Company’s stockholders, the 2010 Plan will be terminated.

The following is a general summary of the 2019 Plan and is qualified in its entirety by the full text of the 2019 Plan attached to this Proxy Statement as Exhibit B. Capitalized terms not defined herein have the meanings ascribed to such terms in the plan document.

Purpose of the 2019 Plan - The Company’s Board believes that the proposed 2019 Plan will simplify the Company’s equity compensation structure by creating a new document that simplifies the Plan to include only stock options, and by increasing to 3 million the aggregate number of shares that may be granted (the terminated Plan currently has fewer than 110,000 Shares available for grant) and strengthen the Company’s continued capacity to attract and retain the services of key employees and directors who will contribute to the Company’s long-term growth and financial success. The Board recognizes that there is competition among businesses for talented employees and that these employees play an important role in maintaining the Company’s technology leadership position in advanced materials and fully formulated skin health products. The Board believes that the equity compensation available under the 2019 Plan is vital to our ability to secure and build the Company’s talented human resources and thereby remain competitive and a technology leader in our industry.

Administration - The 2019 Plan will be administered by the Compensation and Governance Committee of the Board of Directors (the “Committee”). The Committee will have sole authority to (i) determine the individuals to whom grants shall be made under the 2019 Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the 2019 Plan.

Participants – Participants of the 2019 Plan will include certain employees of the Company and certain advisors, including non-employee members of the Board who perform services for the Company, as designated by the Committee.

Shares Available for the 2019 Plan - Subject to adjustment as provided in the 2019 Plan (for example, in the event of recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of common stock that may be subject to options issued under the 2019 Plan is 3,000,000 shares, and the maximum number of shares of common stock that may be subject to options issued under the 2019 Plan to any eligible participant in the 2019 Plan in any single calendar year is the lesser of 2% of outstanding shares of the Company’s common stock for employees and 0.5% for directors, or 600,000 shares in the aggregate (subject to exceptions contained in the Plan, including for grants to newly hired employees). In this regard, the major difference between the 2019 Plan and the 2010 Plan is that grants for newly hired employees (see Exhibit B for further details) will be excluded from the maximum annual share grant cap.

Awards - Awards under the 2019 Plan may consist of grants of (i) incentive stock options as described in Section 2.1 (“Incentive Stock Options”), or (ii) non-qualified options as described in Section 2.1 (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options.” The terms and features of the various forms of Grants are described more fully in the 2019 Plan itself, attached as Exhibit B.

No person may receive more than 20% of the aggregate number of any class of Grants made during any calendar year. For purposes of calculating the aggregate number of shares of each class, Options will be deemed a single class of Grants. However, the limitations set forth in this paragraph will not apply to grants made to a person as an inducement material to the individual’s entering into employment with the Company.

Reorganization or Change in Control - Under the 2019 Plan, a “Reorganization” shall be deemed to occur if the stockholders of the Company approve (or, if stockholder approval is not required, the Board of Directors approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares of the Company’s stock entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company. A “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board of Directors.

Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation. In addition, upon any Reorganization or a Change of Control, (i) the Company will provide each participant with outstanding grants written notice of such event, and (ii) all outstanding Options will automatically accelerate and become fully exercisable.

Termination and Amendment - The Board of Directors may at any time terminate or from time to time amend the 2019 Plan; provided that the Board of Directors may not make any amendment to the 2019 Plan without the approval of the stockholders, if such stockholder approval is required by any requirement of applicable law or regulation. The 2019 Plan shall terminate on the day immediately preceding the tenth anniversary of the effective date of the plan, unless the plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

United States Federal Income Tax Consequences - The following discussion briefly summarizes the material federal income tax consequences of participation in the 2019 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular participant. The discussion is limited to the impact of the Internal Revenue Code as is currently in effect upon United States citizens residing in the United States.

Stock Options. Under the Internal Revenue Code, a participant granted a Nonqualified Stock Option or Incentive Stock Option generally realizes no taxable income upon receipt of the stock option, but in the case of a Nonqualified Stock Option a participant is deemed to have realized ordinary taxable income upon the exercise of the stock option equal to the excess of the fair market value of the shares of Common Stock acquired at the time of the exercise of the stock option over the exercise price of such stock option. The Company will be entitled to a deduction equal to the same amount to the extent such amount is treated as reasonable compensation under the Internal Revenue Code. The deduction will be allowed in the Company’s taxable year which includes the last day of the participant’s taxable year in which the stock option is exercised. A participant’s tax basis in shares of Common Stock acquired upon the exercise of a stock option will be the fair market value of such Common Stock shares on the date the stock option is exercised.

Withholding Taxes. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder).

Outstanding Grants and Effect on Prior Plan - Upon the effective date of the 2019 Plan, the 2010 Plan shall be terminated subject to the provisions of Section 3.5 of the 2010 Plan, relating to the post-termination effectiveness of grants under the 2010 Plan. The 2019 Plan shall not be deemed an amendment or restatement of the 2010 Plan. Nothing in the 2019 Plan shall be deemed to impair the rights of or give any new or additional rights to any person who received grants under the 2010 Plan,

Vote Required — To be approved, Proposal 5 must receive “For” votes from a majority of the shares represented in person or by proxy to become effective. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not have any effect for purposes of determining whether Proposal 5 has been approved.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2019 PLAN.

PROPOSAL 6

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY

The Board of Directors has approved and recommends that the stockholders adopt an amendment to the Company’s Certificate of Incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company. Special meetings may not be called upon less than ten (10) nor more than sixty (60) days’ written notice to the stockholders. Any such meeting will be called pursuant to a duly recognized written demand from any such stockholder or group of stockholders made to the corporate Secretary of the Company in compliance with the procedures for calling a special meeting of the stockholders as may be set forth in the by-laws of the Company. The form of the proposed amendment is included as Exhibit C of this Proxy Statement.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors currently intends that, if the amendment is adopted and promptly after the adoption of the amendment, the Board of Directors will adopt specific by-laws of the Company setting forth the procedures for one or more stockholders to give notice to the corporate Secretary of the Company to call a special meeting of the Company’s stockholders.

Purpose of the Proposed Amendment — Under the current provisions of the Company’s certificate of incorporation, only the Board of Directors can call a special meeting of the stockholders. Consequently, the owners of a significant portion of the voting power of our shares of stock cannot call special meetings on their own initiative to remove directors or approve shareholder proposals. The Board of Directors believes that this limitation in the Company’s current certificate of incorporation, among other provisions, is an ‘anti-takeover’ provision which restricts our stockholders’ voice and opportunity to exercise their conventional prerogatives under Delaware corporate law. The Board of Directors believes that the proposed amendment is in the best interest of the Company and our stockholders by allowing the owners of a significant portion of the voting power of our shares of stock more timely opportunities for voice and to remove one or more directors.

Required Vote — The affirmative vote of at least eighty percent (80%) of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company. As a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY.

PROPOSAL 7

RATIFICATION OF APPOINTMENT OF AUDITORS

Report of the Audit and Finance Committee

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

 The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018. The Audit and Finance Committee has discussed with RSM US LLP, the Company’s independent auditor, the matters required to be discussed by applicable Public Company Accounting Oversight Board standards. The Audit and Finance Committee has received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with RSM US LLP their independence from management and the Company. The Audit and Finance Committee has considered whether the provision of services by RSM US LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Qs are compatible with maintaining RSM US LLP’s independence, and has determined that they are compatible and do not impact RSM US LLP’s independence.

Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referred to above should be included in the Company’s Annual Report on Form 10-K accompanying this Proxy Statement and filed with the SEC for the year ended December 31, 2018.

Audit and Finance Committee

James A. McClung, Chairman

George A. Vincent, III

Richard W. Siegel, Ph.D.

Appointment of Independent Auditors

The Audit and Finance Committee has appointed RSM US LLP, an independent registered public accounting firm (“RSM”), as auditors of our financial statements for the year ending December 31, 2019. RSM has been engaged as auditors for the Company since November 2001. The Audit and Finance Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit and Finance Committee’s appointment of RSM. If a majority of the shares voted at the Annual Meeting, in person or by proxy, is not voted in favor of the ratification of the appointment of RSM, the Audit and Finance Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of RSM will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following fees were incurred by the Company for the services of RSM in relation to the 2018 and 2017 fiscal years.

Audit Fees. The aggregate amount billed by our principal accountant, RSM US LLP (“RSM”), for audit services performed for the fiscal years ended December 31, 2018 and 2017 was approximately $178,000 and $176,000, respectively. Audit services include the auditing of financial statements and quarterly reviews.

Audit Related Fees. There were no audit related fees billed by RSM for the years ended December 31, 2018 and 2017, which may include costs incurred for reviews of registration statements, assistance with Staff comment letters, and consultation on various accounting matters in support of our financial statements.

Tax Fees. There were no fees billed by our principal accountant for tax related services for the fiscal years ended December 31, 2018 and 2017.

All Other Fees. Other than those fees described above, during the fiscal years ended December 31, 2018 and 2017, there were no other fees billed for services performed by our principal accountant.

All of the fees described above were approved by our Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures.

Audit and Finance Committee Pre-Approval Policies and Procedures. Our Audit and Finance Committee pre-approves the audit and non-audit services performed by RSM, our principal accountants, in order to assure that the provision of such services does not impair RSM’s independence. Unless a type of service to be provided by RSM has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels or budgeted amounts will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, he shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

THE BOARD OF DIRECTORS AND THE AUDIT AND FINANCE COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2019.

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, certain of our officers and employees, without additional compensation, may solicit proxies personally or by telephone or electronic communication on our behalf.

Proposals of Stockholders

Proposals of stockholders to be considered for inclusion in our proxy statement and proxy for the 2020 Annual Meeting must be received by the Corporate Secretary of the Company on or before June 20, 2020. If a stockholder submits a proposal to be considered at the 2020 Annual Meeting other than in accordance with Rule 14a-8 under the Exchange Act, and does not provide notice of such proposal to the Company by September 3, 2020, the holders of any proxy solicited by our Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

 In addition, our By-Laws, as currently in effect, establish procedures for stockholder nominations for election of directors and bringing business before our annual meeting of stockholders. Among other requirements, to nominate a person for election as a director at our 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that we have not publicly disclosed the date of the meeting at least 70 days prior to the date of the meeting, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was publicly disclosed. Among other requirements, to bring business before our 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices by June 20, 2020, except that if the date of the Annual Meeting has been changed by more than 30 days from the previous year’s meeting, notice by the stockholder must be received within 10 days after we publicly disclose the date of the meeting. In each case, the notice must contain certain information concerning the proposed nominee or business and the stockholder making the proposal. The specific requirements of these advance notice provisions are set forth in Article II, Sections 2.4 and 2.5 of our By-Laws, a copy of which is available upon request. Such request and any stockholder proposals should be sent to our Corporate Secretary at our principal executive offices.

Other Business

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Additional Information

We will furnish without charge a copy of our Annual Report, as filed with the SEC, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee, which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Vice President—Human Resources and Investor Relations. The information on our website, www.nanophase.com, is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated by reference into any other filings we make with the SEC.

By order of the Board of Directors,

/s/ JESS JANKOWSKI
Jess Jankowski
Chief Executive Officer

Romeoville, Illinois

October 18, 2019

ALL STOCKHOLDERS ARE REQUESTED TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD PROMPTLY.

EXHIBIT A

FORM OF AMENDMENT TO THE COMPANY’S CERITFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Article IV, Section A of the Certificate of Incorporation of the Corporation, as previously amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE IV

A. The Corporation shall have authority to issue the following classes of stock in the number of shares and at the par value as indicated opposite the name of the class:

Class	Number of Shares Authorized	Par Value per Share
Common Stock (the “Common Stock”)	55,000,000	$.01
Preferred Stock (the “Preferred Stock”)	24,088	$.01

The designations and the powers, preferences and relative participating, option or other rights of the Common and Preferred stockholders, and the qualifications, limitations or restrictions thereof remain unchanged.

EXHIBIT B

TEXT OF THE COMPANY’S 2019 EQUITY COMPENSATION PLAN

NANOPHASE TECHNOLOGIES CORPORATION

2019 EQUITY COMPENSATION PLAN

The purpose of the 2019 Nanophase Technologies Corporation Equity Compensation Plan (the “Plan”) is to provide designated employees of Nanophase Technologies Corporation (the “Company”) and its subsidiaries, and certain advisors, including non-employee members of the Board of Directors of the Company (the “Board”) who perform services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, non-qualified options, restricted shares, performance shares and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

ARTICLE I

ADMINISTRATION OF THE PLAN

Section 1.1 Administration.

(a)            Committee. The Plan shall be administered and interpreted by the Compensation and Governance Committee of the Board (the “Committee”). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)            Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) make all determinations with respect to any other matters arising under the Plan. The Committee may delegate the authority to make grants during the periods between regularly scheduled meetings of the Committee; however, grants in excess of 5,000 shares or grants with non-standard terms shall be made subject to Committee approval. Any grant made pursuant to the Committee’s delegated authority shall be reported to the Board at the next meeting following the grant.

(c)            Committee Determinations. The Committee shall have power and authority to interpret the Plan, make factual determinations, and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations and determinations shall be conclusive and binding on all persons having any interest in the Plan. Determinations made by the Committee under the Plan need not be uniform as to similarly situated individuals.

Section 1.2 Grants. Awards under the Plan may consist of grants of (i) incentive stock options as described in Section 2.1 (“Incentive Stock Options”) and (ii) non-qualified options as described in Section 2.1 (“Non-qualified Options”) (Incentive Stock Options and Non-qualified Options are collectively referred to as “Options”).

All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions specified in the individual in a grant instrument (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument.

Section 1.3 Shares Subject to the Plan.

(a)          Shares Authorized.

(i) For purposes of the Plan, a “Share” means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments as provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 3,000,000 Shares.

(ii) For each calendar year, Grants under the Plan shall also be subject to the following limitations:

(A) Subject to adjustments as provided in Section 1.3(b) below, and for other than newly hired employees receiving grants as part of their initial compensation, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 600,000 Shares. This limit shall not apply to Grants made to a person as an inducement material to the individual’s entering into employment with the Company (“New Hire Grants”).

(B) No grant recipient (“Grantee”) shall receive more than twenty (20) percent of the aggregate number of any class of Grants, excluding any New Hire Grants, made during any calendar year. This will make the absolute limit that any Grantee can receive in any given calendar year equal to 120,000 (20% of 600,000 shares, as referenced above), excluding any New Hire Grants that Grantee may have received in that same calendar year.

(C) During each calendar year, Employees shall be granted under the Plan no more than two (2) percent of the Company’s outstanding Shares and Non-Employee Directors shall be granted no more than one-half (1/2) percent of the Company’s outstanding Shares. The number of outstanding Shares for purpose of this subsection will be determined as of the first business day of each applicable calendar year on a fully-diluted basis.

(iii) The limitations set forth in subsection (ii) above shall not apply to New Hire Grants made to a person as an inducement material to the individual’s entering into employment with the Company, except for the overall limit of the New Hire Grant being 120,000 Options, as described in subsection (ii)(B) per person as it applies to this type of grant only. In addition, New Hire Grants shall not count against the aggregate maximum amounts set forth above in subsection (ii)(A) above.

(iv) The Shares may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the Shares subject to such Grants shall no longer be available for future Grants for purposes of the Plan. Once the cumulative Options granted within the life of the Plan reach 3,000,000, there will be no further shares available for Grants without an amendment to the Plan to authorize additional shares being added to the Plan.

(b)          Adjustments for Significant Events. If the number or kind of outstanding Shares change by reason of (i) a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution the maximum number of Shares available for Grants, the maximum number of Shares that any individual participating in the Plan may be granted in any year, the number of Shares covered by outstanding Grants, the kind of Shares issued under the Plan, and the price per Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 1.4 Eligibility for Participation.

(a)          Eligible Persons. All employees of the Company, its parents and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Advisors who perform services to the Company or any of its parents or its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b)         Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants.

ARTICLE II

EQUITY INCENTIVE GRANTS

Section 2.1 Options.

(a)          Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options, subject to the limitations in Section 1.3 above.

(b)         Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Non-qualified Options that are not intended so to qualify or any combination of Incentive Stock Options and Non-qualified Options.

(ii) The purchase price (the “Exercise Price”) of Shares subject to an Option shall be equal to, or greater than, the Fair Market Value (as defined below) of a Share on the date the Option is granted. The Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Stock Option is granted and may not be granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) If the Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the date of grant or, if there were no trades on that date, the earliest subsequent date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of a Share on the following date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined in good faith by the Committee; provided that, if the Shares are publicly traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

(c)          Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed seven years from the date of grant. For Incentive Stock Options granted to an Employee who, at the time of grant, owns Shares possessing more than 10 percent of the total combined voting power of all Shares and other classes of stock of the Company, or any parent or subsidiary of the Company, the term shall not exceed five years from the date of grant.

(d)          Vesting of Options. Options shall vest in accord with the terms and conditions specified in the Grant Instrument. The Committee may accelerate the vesting of any or all outstanding Options at any time for any reason.

(e)          Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is an Employee, Key Advisor or member of the Board. In the event that a Grantee has a Termination of Service (as defined below) for any reason other than Disability (as defined below), death or Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date of such termination, but in any event no later than the date of expiration of the Option term. Any Options that the Grantee cannot exercise at the time of a Termination of Service shall terminate as of such date.

(ii) In the event a Grantee is terminated for Cause, unless otherwise determined by the Committee (x) any Option held by the Grantee shall terminate as of the date of such Termination of Service and (y) the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares.

(iii) In the event a Grantee has a Termination of Service on account of Disability, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such Termination of Service, but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options which are not otherwise exercisable as of the date of such Termination of Service shall terminate as of such date.

(iv) If the Grantee dies while an Employee, Key Advisor or member of the Board or within 90 days after the date on which the Grantee has a Termination of Service, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date of such death or Termination of Service, but in any event no later than the date of expiration of the Option term. Unless provided otherwise in the applicable Grant Instrument, any of the Grantee’s Options that are not otherwise exercisable as of the date shall terminate as of such date.

(v) For purposes of the Plan:

(A) “Cause” shall mean a finding by the Committee that (1) the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company or its parent and subsidiary corporations, (2) has been engaged in disloyalty to the Company or its parent and subsidiary corporations, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, (3) has disclosed trade secrets or confidential information of the Company or its parents and subsidiary corporations to persons not entitled to receive such information or (4) has entered into competition with the Company or its parent or Subsidiary Corporations. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Cause,” then such definition shall supersede the foregoing definition.

(B) “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, if the Grantee has an employment agreement with the Company defining “Disability,” then such definition shall supersede the foregoing definition.

(C) “Termination of Service” shall mean a Grantee’s termination of employment or service as an Employee, Key Advisor or member of the Board unless the Grantee continues without interruption to serve thereafter in another such capacities.

(f)          Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price (x) in cash, (y) by delivering Shares owned by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and to avoid adverse accounting consequences to the Company (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accord with procedures permitted by Regulation T of the Federal Reserve Board; provided, that, for purposes of assisting a Grantee (other than a Grantee who is a director or an executive officer of the Company) to exercise an Option, the Company may make loans to such Grantee or guarantee loans made by third parties to such Grantee, on such terms and conditions as the Committee may authorize. Such Grantee shall pay the Exercise Price at the time of exercise and shall satisfy the withholding tax requirements of Section 3.1.

(g)         Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan and any other equity compensation plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Non-qualified Option. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a parent or subsidiary of the Company (within the meaning of Section 424(f) of the Code).

ARTICLE III

GENERAL MATTERS

Section 3.1 Withholding of Taxes.

(a)         Required Withholdings. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of any Option, or (ii) any other applicable income recognition event. Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax- withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable options shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or (ii) any other applicable income recognition event.

(b)         Election to Withhold Shares. If the Committee so permits, a Grantee may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, Restricted Shares or Performance Shares by having Shares withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder). The number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

Section 3.2 Transferability of Grants.

(a)               In General. Except as provided in Section 3.2(b), only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights in accordance with the terms of the Plan. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)              Transfer of Non-qualified Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Non-qualified Options to family members or other persons or entities according to such terms as the Committee may determine where the Committee determines that such transferability does not result in accelerated federal income taxation; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 3.3 Reorganization or Change in Control of the Company.

(a)          Definitions.

(i) As used herein, a “Reorganization” shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, Shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(ii) As used herein, a “Change of Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any of its subsidiaries or affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board.

(b)          Assumption of Grants. Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c)          Notice and Acceleration. Upon a Reorganization or a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such event and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

Section 3.4 Requirements for Issuance or Transfer of Shares.

(a)          Shareholder’s Agreement. The Committee may require that a Grantee execute a shareholder’s agreement with respect to any Shares distributed pursuant to the Plan.

(b)         Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 3.5 Amendment and Termination of the Plan.

(a)           Amendment. If shareholder approval for any amendment to the Plan is required by any applicable law or regulation, the Board may not make such amendment to the Plan without the approval of the shareholders. Otherwise, the Board may amend or terminate the Plan at any time.

(b)           Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)           Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the amendment is required in order to comply with applicable law. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accord with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)          Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 3.6 Miscellaneous.

(a)           Programs. The Committee may adopt one or more programs not inconsistent with this Plan pursuant to which Grants may be made under this Plan. Such programs shall be deemed merely programs of implementation of this Plan and shall not be deemed new plans.

(b)           Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

(c)            Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken under it shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

(d)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)           Section Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

(f)            Effective Date of the Plan. Provided the Plan has been approved by the Company’s Board of Directors, the Plan shall be effective on the first business day immediately following the Plan’s approval by the Shareholders of the Company (the “Effective Date”).

(g)           Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. The Committee may permit deferrals of compensation pursuant to the terms of the Grant Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Participants shall only be granted Awards under this Plan that meet the requirements of Code Section 409A or qualify for an exemption under Code Section 409A or any related guidance. If any participant receives an Award that does not comply with Code Section 409A or qualify for an exemption thereto, such Award shall be null and void and shall be deemed to have never been granted. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

(h)           Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made to such employee by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(i)            Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(j)            Successors. All obligations of the Company under the Plan with respect to awards granted under it shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

(k)           Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

(l)            Transition Provisions Relating to the Prior Plans. Upon the Effective Date of the Plan, the Company’s 2010 Equity Compensation Plan (the “2010 Plan”) shall be terminated subject to the provisions of Section 3.5 of the 2010 Plan, which will relate to the post-termination effectiveness of grants under the 2010 Plan. The Plan shall not be deemed an amendment or restatement of the 2010 Plan. Nothing in the Plan shall be deemed to impair the rights of or give any new or additional rights to any person who received grants under the 2010 Plan.

Upon the Effective Date of the 2010 Plan, the Company’s 2004 Equity Compensation Plan (as amended, the “2004 Plan”), 2005 Non-Employee Director Restricted Stock Plan (as amended, the “2005 Plan”), and the Amended and Restated 2006 Stock Appreciation Rights Plan (the “2006 Plan was terminated subject to the provisions of Section 3.5(c) of the 2004 Plan, Section 3.2 of the 2005 Plan, and Section 3.1 of the 2006 Plan, each relating to the post-termination effectiveness of grants under the 2004 Plan, the 2005 Plan, and the 2006 Plan, respectively. Nothing in the Plan shall be deemed to impair the rights of or give any new or additional rights to any person who received grants under the 2004 Plan, the 2005 Plan, or the 2006 Plan.

EXHIBIT C

FORM OF AMENDMENT TO THE COMPANY’S CERITFICATE OF INCORPORATION

TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY

Article X, Section B of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE X

B.      Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days’ written notice, only by: (i) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors; or (ii) the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the Bylaws.

NANOPHASE TECHNOLOGIES CORPORATION C/O Broadridge P.O. Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01	R. Janet Whitmore

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY'S PROXY STATEMENT FOR THE ANNUAL MEETING	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS ☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4., 5., 6. and 7.		For	Against	Abstain

4.	TO ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 55 MILLION SHARES	☐	☐	☐

		For	Against	Abstain

5.	TO APPROVE THE COMPANY'S 2019 EQUITY COMPENSATION PLAN	☐	☐	☐

6.	TO ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW SPECIAL MEETINGS OF THE COMPANY'S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY.	☐	☐	☐

7.	TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2019	☐	☐	☐

NOTE: EACH OF THE PERSONS NAMED AS PROXIES ARE AUTHORIZED, IN SUCH PERSON'S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000430405_1     R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

NANOPHASE TECHNOLOGIES CORPORATION
1319 MARQUETTE DRIVE
ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Jess Jankowski, with full power of substitution, as attorney and proxy for, and in the name and place of, the undersigned, and hereby authorizes Mr. Jankowski to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, on Tuesday, November 19, 2019 at 8:30 a.m., Chicago time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR 3 YEARS ON PROPOSAL 3 AND FOR EACH OF PROPOSALS 4, 5, 6 AND 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed and dated on reverse side

0000430405_2      R1.0.1.18